                    Deloitte & Touche LLP
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February 26, 2026

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of DHI Group Inc's Form 8-K dated February 26, 2026, and have the following comments:

1.We agree with the statements made in paragraphs 1 through 4.

2.We have no basis on which to agree or disagree with the statements made in paragraphs 5 and 6.

Yours truly,